EXHIBIT 23.1
                                                                    ------------




                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 of Able Laboratories, Inc. (the "Company") (formerly known as DynaGen, Inc.) of our report dated February 28, 2002, appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 and to the reference to us under the heading "Experts" in the prospectus which is part of this Registration Statement.



                                                     /s/ Wolf & Company, P.C.
                                                     --------------------------
                                                     WOLF & COMPANY, P.C.



Boston, Massachusetts
July 18, 2002